News Release
Brunswick Corporation, 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750
www.brunswick.com

Release: Contact: Phone:	IMMEDIATE Dan Kubera Director – Public and Financial Relations (847) 735-4617

REICH ELECTED PRESIDENT — BRUNSWICK EUROPE;
LEEMPUTTE PROMOTED TO CHIEF FINANCIAL OFFICER

     LAKE FOREST, Ill., Aug. 18, 2003 — Brunswick Corporation (NYSE: BC) announced today that Victoria J. Reich has been elected president of Brunswick Europe, a new operating unit. She most recently was senior vice president and chief financial officer for Brunswick. Peter G. Leemputte, the company’s vice president and controller, has been promoted to senior vice president and chief financial officer, replacing Reich. The promotions are effective immediately and both Reich and Leemputte will report to Brunswick Chairman and Chief Executive Officer, George W. Buckley.

     “Brunswick’s international business continues to expand at a healthy pace, with annual sales in continental Europe and the United Kingdom alone now exceeding $550 million,” Buckley explained. “Vicki will initially focus on developing a strategy to grow our various European marine businesses, shared services initiatives, support for the European investor community and pursuing merger and acquisition opportunities across all businesses. An experienced and accomplished executive, Vicki will bring her estimable skills to bear on this challenge. Her solid track record of performance and improvement speaks for itself and is a harbinger of what lies ahead for Brunswick’s fortunes in Europe.”

     Reich was elected senior vice president and chief financial officer in February 2000 after joining Brunswick in December 1996 as vice president and controller. Previously, she had held a variety of financial leadership positions during her 17-year

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Brunswick Corporation
August 18, 2003

career with the General Electric Company. Reich, 45, earned a bachelor of science degree in applied mathematics and economics from Brown University.

     At Brunswick, Reich has vigorously upgraded the finance function to enhance controllership, resource allocation, talent development, capital structure/financing and financial communications. She has provided financial leadership to strategic initiatives, including shared services, financial services, numerous acquisitions, divestitures and business restructuring actions. She also is responsible for introducing Brunswick Value Added as the measurement system used by the company to help make investment decisions and set variable compensation targets.

Leemputte to Chief Financial Officer

     Succeeding Reich as senior vice president and chief financial officer is Peter G. Leemputte. Since joining Brunswick as vice president and controller in January 2001, he has expanded the company’s capabilities in the financial planning, analysis and audit functions, and enhanced the acquisitions and financial review processes.

     “Pete has strengthened the rigor and diligence of the control function while providing excellent analysis and insights to improve the operations of the business,” Buckley said. “Under his leadership, Pete has ensured stringent financial discipline is instilled in all of our processes company-wide. His broad-based financial experience in both the domestic and international markets makes him ideally suited to lead the control, treasury, tax, audit, communications and financial services functions.

     Prior to joining Brunswick, Leemputte was executive vice president and chief financial officer for Chicago Title Corporation, a publicly traded national service provider offering residential and commercial title insurance and real estate-related products. Before joining Chicago Title in 1998, Leemputte was a vice president with Mercer Management Consulting in Chicago where he was a partner in the firm’s global practice covering strategy and operational studies within process industries. His career also includes domestic and international financial assignments with Armco Inc., FMC

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Brunswick Corporation
August 18, 2003

Corporation and BP Amoco. He also served as a product development engineer with the Proctor & Gamble Company.

     Leemputte, 46, holds an MBA from the University of Chicago Graduate School of Business. He received his bachelor of science degree in chemical engineering from Washington University in St. Louis, Mo.

About Brunswick

     Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill “Genuine Ingenuity"™ in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; Teignbridge propellers; MotoTron electronic controls; Navman GPS-based products; Northstar marine electronics; IDS dealer management systems; Sea Ray, Bayliner, Maxum, Hatteras, Meridian and Sealine pleasure boats; Baja high-performance boats; Boston Whaler and Trophy offshore fishing boats; Princecraft fishing, deck and pontoon boats; Land ‘N’ Sea marine parts and accessories distributor; Life Fitness, Hammer Strength and ParaBody fitness equipment; Brunswick bowling centers, equipment and consumer products; Brunswick billiards tables; and Valley-Dynamo pool, table hockey and foosball tables. For more information, visit www.brunswick.com.

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